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                                                                 Exhibit (9)(a)

                                                 NEW YORK LIFE INSURANCE COMPANY
                                                 51 Madison Avenue
                                                 New York, NY 10010
                                                 T 212 576 6973 F 212 447 6332

                                                 THOMAS F. ENGLISH
                                                 Senior Vice President and
                                                 General Counsel

VIA EDGAR


October 6, 2006


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     RE:  NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
          VARIABLE ANNUITY SEPARATE ACCOUNT-IV
          INVESTMENT COMPANY ACT FILE NUMBER: 811-21397
          SECURITIES ACT FILE NUMBER: 333-130068

Ladies and Gentlemen:


     This opinion is furnished in connection with the filing by New York Life Insurance and Annuity Corporation ("NYLIAC") of Post-Effective Amendment No. 1 to the registration statement on Form N-4 ("Registration Statement") under the Securities Act of 1933, as amended, of NYLIAC Variable Annuity Separate Account-IV ("Separate Account-IV"). Separate Account-IV receives and invests premiums allocated to it under flexible premium, multi-funded variable retirement annuity policies ("Annuity Contracts"). The Annuity Contracts are offered in the manner described in the Registration Statement.


     NYLIAC is a wholly-owned subsidiary of New York Life Insurance Company("NYL"). My professional responsibilities at NYL include the provision of legal advice to NYLIAC. Also, I am Senior Vice President and General Counsel of NYLIAC.

     In connection with this opinion, I have made such examination of the law and have examined such corporate records and such other documents as I consider appropriate as a basis for this opinion hereinafter expressed. On the basis of such examination, it is my opinion that:

     1. NYLIAC is a corporation duly organized and validly existing under the laws of the State of Delaware.


     2. Separate Account-IV is a separate account established and maintained by NYLIAC pursuant to Section 2932 of the Delaware Insurance Code, under which the income, gains and losses, realized or unrealized, from assets allocated to Separate Account-IV shall be credited to or charged against Separate Account-IV, without regard to other income, gains or losses of NYLIAC.

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                                                               Exhibit (9)(a)


Securities and Exchange Commission
October 6, 2006
Page 2




     3. The Annuity Contracts have been duly authorized by NYLIAC and, when sold in jurisdictions authorizing such sales, in accordance with the Registration Statement, will constitute validly issued and binding obligations of NYLIAC in accordance with its terms.


     4. Each owner of an Annuity Contract will not be subject to any deductions, charges, or assessments imposed by NYLIAC, other than those provided in the Annuity Contract.

     I consent to the use of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,


                                       /s/ THOMAS F. ENGLISH
                                       -----------------------------------------
                                       Thomas F. English
                                       Senior Vice President and General Counsel